UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202

 (Address of principal executive offices) (Zip Code)

(303) 566-3030

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2020, NewAge, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) between Company, and the Subsidiary Guarantors named therein, and certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Act”), (a) 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32,432,000 (the “Notes”), (b) 800,000 shares of common stock (the “Commitment Shares”), (c) Class A Warrants to purchase 750,000 shares of Common Stock (the “Class A Warrants”), and (d) Class B Warrants to purchase 750,000 shares of Common Stock (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”). The Company received gross proceeds of $30,000,000. The Notes are secured under the Security Agreement (the “Security Agreement”) with the Purchasers. The Private Placement closed on December 1, 2020.

On January 4, 2021, the Company and the Purchasers entered into an Amendment Agreement (the “Amendment Agreement”) that, among other things, amends Section 2.4(g) of SPA to change the delivery date of certain financial Statements of ARIIX, LLC from January 4, 2021 to January 31, 2021. In consideration for the amendment, the Company issued 400,000 shares of Common Stock (the “Amendment Shares”) to the Purchasers. The Amendment Shares will be treated as Commitment Shares under the SPA.

The summary of the Amendment Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Amendment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Amendment Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

Company policy prohibits sales of CBD ingestible products in the U.S. until the sales can be made in compliance with all applicable laws. As part of its year-end procedures, the Company discovered cannabidiol (CBD)-infused beverages in its inventory. Further investigation revealed that the Company distributed CBD-infused beverages on behalf of third-party manufacturers without proper authorization. The Company distributed the CBD-infused beverages exclusively in the State of Colorado, resulting in revenues to the Company of less than $400,000 in 2020. Upon learning of the unauthorized distribution arrangements, the Company’s executive officers immediately notified the Company’s audit committee. The Company’s executive officers and audit committee caused the Company to immediately cease distribution of the beverages, return or destroy all remaining inventory, enhance internal controls procedures to prevent such distribution arrangements from being entered into without the knowledge of the Company’s executive officers, and institute new enhanced training for employees that emphasize the prohibition on distribution of CBD ingestible products in the U.S. The Company does not intend to market or sell CBD ingestible products in the U.S. until it can do so in compliance with all applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amendment Agreement, dated January 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: January 4, 2021	By:	/s/ Gregory A. Gould
Gregory A. Gould Chief Financial Officer